EXHIBIT 16.1

Fiondella Milone & LaSaracina LLP

Glastonbury, Ct

April 30, 2014

Securities and Exchange Commission

100 F Street, N.W.

Washington, DC 20549-7561

Dear Sir/Madam:

We have read  Item 4.01 of iGambit Inc.’s  (the  “Company”) Form 8-K dated April 30, 2014, and are  in  agreement  with  the  statements  relating  only  to  Fiondella  Milone  &  LaSaracina  LLP contained  therein.  We  have  no  basis  to  agree  or  disagree  with  other  statements  of  the  Company contained therein

Very truly yours,

/s/ Fiondella Milone & LaSaracina LLP